SWING LINE NOTE

$1,000,000.00                                 Manchester, New Hampshire                                                 August 30, 2002

FOR VALUE RECEIVED, each of the undersigned (each individually a "Borrower" and, collectively, the "Borrowers"), HEREBY JOINTLY AND SEVERALLY PROMISES TO PAY to the order of to the order of FLEET NATIONAL BANK, ("Swing Line Lender"), at offices of FLEET NATIONAL BANK, a national banking association organized under the laws of the United States of America, as Agent for Lenders ("Agent"), at its address at with an address of Mail Stop NH DE 01102A, 1155 Elm Street, Manchester, New Hampshire 03101, or at such other place as Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of ONE MILLION DOLLARS AND NO CENTS ($1,000,000.00) or, if less, the aggregate unpaid amount of all Swing Line Advances made to the undersigned under the "Credit Agreement" (as hereinafter defined). All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement (as hereinafter defined) or in Annex A thereto.

This Swing Line Note is issued pursuant to that certain Credit Agreement dated as of August 30, 2002, by and among Borrowers, Agent, Swing Line Lender and the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto and as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement"), and is entitled to the benefit and security of the Credit Agreement, the Security Agreement and all of the other Loan Documents. Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid. The date and amount of each Swing Line Advance made by Swing Line Lender to Borrowers, the rate of interest applicable thereto and each payment made on account of the principal thereof, shall be recorded by Agent on its books; provided that the failure of Agent to make any such recordation shall not affect the obligations of Borrowers to make a payment when due of any amount owing under the Credit Agreement or this Swing Line Note in respect of the Swing Line Advances made by Swing Line Lender to Borrowers.

The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement, the terms of which are hereby incorporated herein by reference. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement.

If any payment on this Swing Line Note becomes due and payable on a day other than a Business Day. the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

Upon and after the occurrence of any Event of Default, this Swing Line Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

Time is of the essence of this Swing Line Note. Demand, presentment, protest and notice of nonpayment and protest are hereby waived by each Borrower.

Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note or any other security document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of such Note or other security document, Borrower will issue, in lieu thereof, a replacement note or other security document in the same principal amount thereof and otherwise of like tenor.

THIS SWING LINE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW HAMPSHIRE APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.

IN WITNESS WHEREOF, the Borrowers have executed and delivered this Equipment Line Note as of the date first set forth above.

                                                                                                    BORROWERS:

                                                                                                    GREEN MOUNTAIN COFFEE ROASTERS, INC.
                                                                                                    GREEN MOUNTAIN COFFEE ROASTERS
                                                                                                    FRANCHISING CORPORATION

_/s/ H. Kenneth Merritt, Jr.____                                                 By:__/s/ William G. Hogan______________
Witness                                                                                     William G. Hogan, for, on behalf of, and as Duly Authorized
                                                                                                  Officer or Agent of each of the above-named corporations